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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 11, 2000




                          PHILIP MORRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)




          Virginia                        1-8940                13-3260245
(State or other jurisdiction           (Commission          (I.R.S. Employer
     of incorporation)                 File Number)        Identification No.)




     120 Park Avenue, New York, New York                          10017-5592
   (Address of principal executive offices)                       (Zip Code)


      Registrant's telephone number, including area code: (917) 663-5000


        (Former name or former address, if changed since last report.)

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Item 2. Acquisition or Disposition of Assets.

      On December 11, 2000, Philip Morris Companies Inc. ("Philip Morris"), a Virginia corporation, completed the acquisition of Nabisco Holdings Corp. ("Nabisco"), a Delaware corporation, pursuant to the terms of the previously reported Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 25, 2000, among Philip Morris, Nabisco and Strike Acquisition Corp. ("Strike"), a wholly owned subsidiary of Kraft Foods, Inc. ("Kraft"), an indirect wholly owned subsidiary of Philip Morris, and the Voting and Indemnity Agreement (the "Voting Agreement"), dated as of June 25, 2000, among Philip Morris, Nabisco and Nabisco Group Holdings Corp.

      Effective December 11, 2000, Strike merged with and into Nabisco, with Nabisco surviving the merger as a wholly owned subsidiary of Kraft. Each outstanding share of Nabisco stock was converted into the right to receive $55 in cash.

      The total amount of funds required for the purchase of Nabisco was $15.2 billion, including the payment of approximately $300 million in related costs. Of this amount, Philip Morris obtained $9.2 billion from the issuance of short-term obligations and $3.0 billion from the issuance of Floating Rate Notes due December 4, 2001. The remaining $3.0 billion was obtained from Philip Morris' available cash. In addition, the acquisition entailed the assumption of approximately $4.0 billion of existing Nabisco debt.

      The Merger Agreement and the Voting Agreement are incorporated herein by reference to Philip Morris' Quarterly Report on Form 10-Q for the period ended June 30, 2000 and are listed herein as Exhibits 2.1 and 2.2, respectively. A copy of Philip Morris' press release announcing the closing of the acquisition is incorporated herein by reference and is included as Exhibit 99.1.

      Nabisco is a major international manufacturer of biscuits, snacks, and premium grocery products, including such well-known U.S. brands as Oreo, Premium, and Chips Ahoy!; Ritz crackers; A.1. steak sauces; Grey Poupon mustards; Life Savers and Trolli confections; Planters nuts and snacks; and Milk-Bone dog treats. International products include Christie, Peek Freans, and Terrabusi biscuits; Fleischmann's yeast; and several Nabisco global brands - Oreo, Ritz, and Chips Ahoy!. Nabisco markets products in the United States and more than 85 other countries.


                                       1

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired. To be filed by amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information. To be filed by amendment to this Current Report on Form 8-K.

(c)       Exhibits.

    2.1 Agreement and Plan of Merger, dated as of June 25, 2000, among Nabisco Holdings Corp., Philip Morris Companies Inc. and Strike Acquisition Corp., incorporated by reference to Philip Morris' Quarterly Report on Form 10-Q for the period ended June 30, 2000.

   2.2 Voting and Indemnity Agreement, dated as of June 25, 2000, among Nabisco Group Holdings Corp., Philip Morris Companies Inc. and Nabisco Holdings Corp., incorporated by reference to Philip Morris' Quarterly Report on Form 10-Q for the period ended June 30, 2000.

   99.1  Press Release dated December 11, 2000.


                                       2


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PHILIP MORRIS COMPANIES INC.



                                          By:   /s/ G. PENN HOLSENBECK
                                             -----------------------------
                                             Name: G. Penn Holsenbeck
                                             Title: Vice President, Associate
                                                    General Counsel and
                                                    Corporate Secretary


DATE: December 22, 2000